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                                  UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934


                                December 27, 2002
                                -----------------
                      (Date of the earliest event reported)


                                PhotoMedex, Inc.
                                ----------------
             (Exact name of Registrant as specified in its charter)


          Delaware                      0-11635                   59-2858100
          --------                      -------                   ----------
(State or other jurisdiction    (Commission File Number)       (I.R.S. Employer
        of incorporation)                                    Identification No.)

Five Radnor Corporate Center, Suite 470, Radnor, Pennsylvania          19087
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          (Address of principal executive offices)                   (Zip Code)

                                  610-971-9292
                                  ------------
               Registrant's telephone number, including area code


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ITEM 2.           ACQUISITION OR DISPOSITION OF ASSETS.

                  On December 27, 2002, PhotoMedex, Inc. ("PhotoMedex") and Surgical Laser Technologies, Inc. ("SLT") completed the previously announced merger contemplated by the Agreement and Plan of Merger dated September 25, 2002, by and among PhotoMedex, SLT and J Merger Corp., Inc., a wholly owned subsidiary of PhotoMedex ("Merger Sub"). As contemplated by the merger agreement, Merger Sub merged with and into SLT, with SLT as the surviving corporation and becoming a wholly owned subsidiary of PhotoMedex. The holders of SLT common stock issued and outstanding immediately prior to the effective time of the merger, other than any shares as to which appraisal rights had been duly perfected pursuant to Delaware law and not effectively withdrawn or lost prior to or subsequent to the effective time, are entitled to receive 1.12 shares of newly issued PhotoMedex common stock in exchange for each share of SLT common stock they held, with cash to be paid in lieu of any fractional shares at a rate of $1.826 per share of PhotoMedex common stock, the average closing price of a share of PhotoMedex common stock on the Nasdaq National Market for the twenty trading days ending on December 26, 2002. As a result of the merger, PhotoMedex will issue a total of approximately 2.7 million shares of its common stock and will assume certain outstanding common stock purchase warrants of SLT.

                  Richard DePiano, who served as SLT's Chairman of the Board and a director prior to the merger, also served as a director of PhotoMedex prior to the merger and will continue to so serve following the merger. In addition, Michael Stewart, the President and Chief Executive Officer and a director of SLT prior to the merger, and Davis Woodward, SLT's Vice President, Finance and Chief Financial Officer prior to the merger, have entered into employment agreements with PhotoMedex to serve as its Executive Vice President of Corporate Operations and in-house General Counsel, respectively.

                  For further information regarding the terms and conditions of the merger and the merger agreement, reference is made to the merger agreement filed as Exhibit 2.1 hereto and incorporated by reference herein.


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ITEM 7.           FINANCIAL STATEMENTS AND EXHIBITS.


                  (a) The financial statements of SLT required by this item are not yet available and are not included in this Report. Pursuant to Item 7(a)(4) of Form 8-K, such financial statements will be filed as promptly as practicable but in no event later than March 12, 2003.

                  (b) The pro forma financial information required by Article 11 of Regulation S-X is not yet available and is not included in this Report. Pursuant to Item 7(b)(2) of Form 8-K, such pro forma financial information will be filed as promptly as practicable but in no event later than March 12, 2003.

                  (c) Exhibits:

                           2.1 Agreement and Plan of Merger dated September 25, 2002 by and among Registrant, PhotoMedex, Inc. and J Merger Corp., Inc., incorporated by reference to Annex A of the Proxy Statement/Prospectus included in the Form S-4 Registration Statement, Commission File No. 333-100609, filed by PhotoMedex, Inc. on October 18, 2002.




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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                             PHOTOMEDEX, INC.



Dated:  December 30, 2002                    By: /s/ Dennis M. McGrath
                                                 ----------------------------
                                                 Dennis M. McGrath
                                                 Chief Financial Officer





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                                  EXHIBIT INDEX
                                  -------------


    Exhibit Number                    Description
    --------------                    -----------

         2.1 Agreement and Plan of Merger by and among PhotoMedex, Inc., Surgical Laser Technologies, Inc. and J Merger Corp., Inc., dated September 25, 2002, incorporated by reference to Annex A of the Proxy Statement/Prospectus included in the Form S-4 Registration Statement, Commission File No. 333-100609, filed by PhotoMedex, Inc. on October 18, 2002.


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